Exhibit 99.1

PRESS RELEASE

Biofrontera Inc. Names Fred Leffler as Chief Financial Officer

WOBURN, Mass. (October 24, 2022) – Biofrontera Inc. (Nasdaq: BFRI), a biopharmaceutical company specializing in the commercialization of dermatological products, announces the appointment of Fred Leffler as Chief Financial Officer, effective immediately. Mr. Leffler is an experienced financial executive with 15 years of leadership, financial management, consultancy and operations experience across a range of private and public organizations, including growth-stage, private equity and Fortune 100 companies.

Most recently, Mr. Leffler was a Senior Manager at McKinsey & Company in Boston, having served in a similar capacity in their Washington, D.C. office earlier in his career. Previously, he was a Senior Director at FTI Consulting in their Corporate Finance and Restructuring group, a Vice President at the boutique global investment firm RockCreek, and held various financial positions at General Electric and Sun Edison.

“We are delighted to welcome Fred as Chief Financial Officer during this important period of rapid growth at Biofrontera. We look forward to drawing upon his expertise to bolster our financial position in anticipation of growing capital requirements. Also, Fred’s operational leadership skills will help us better utilize data-driven approaches to improve our revenue streams and measure the impact of various strategies and initiatives,” stated Erica Monaco, Chief Executive Officer of Biofrontera Inc.

“I am thrilled to be joining the Biofrontera team. With new products and expanded indications on the horizon to complement Ameluz growth, I look forward to evaluating and maximizing all of our potential options. I also look forward to broadening Biofrontera’s financial community relationships as we build upon our leadership position in the dermatology market,” stated Mr. Leffler.

Mr. Leffler received a BSBA in finance and economics from The Ohio State University Fisher School of Business, and an MBA from Duke University’s Fuqua School of Business.

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company commercializing a portfolio of pharmaceutical products for the treatment of dermatological conditions with a focus on photodynamic therapy (PDT) and topical antibiotics. The Company’s licensed products are used for the treatment of actinic keratoses, which are pre-cancerous skin lesions, as well as impetigo, a bacterial skin infection. For more information, visit www.biofrontera-us.com.

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Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, statements relating to the Company’s business and marketing strategy, future operations and business, potential to expand the label of Ameluz®, market presence and position of Ameluz® and ongoing clinical trials conducted by our licensing partners and the future impact of such trials on the market for Ameluz®. We have based these forward-looking statements on our current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, including, but not limited to, the impact of extraordinary external events, such as the current COVID-19 pandemic; any changes in the Company’s relationship with its licensors; the ability of the Company’s licensors to fulfill their obligations to the Company in a timely manner; the Company’s ability to achieve and sustain profitability; whether the current global disruptions in supply chains will impact the Company’s ability to obtain and distribute its licensed products; changes in the practices of healthcare providers, including any changes to the coverage, reimbursement and pricing for procedures using the Company’s licensed products; the uncertainties inherent in the initiation and conduct of clinical trials; availability and timing of data from clinical trials; whether results of earlier clinical trials or trials of Ameluz® in combination with BF-RhodoLED® in different disease indications or product applications will be indicative of the results of ongoing or future trials; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; whether the market opportunity for Ameluz® in combination with BF-RhodoLED® is consistent with the Company’s expectations; the Company’s ability to complete the transition to a public company; the Company’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing and other factors that may be disclosed in the Company’s filings with the SEC, which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

Contacts

Biofrontera Inc.

Anke zur Mühlen

+1 781 486 1539

us-ir@biofrontera.com

LHA Investor Relations

Tirth T. Patel

+1 212 201 6614

tpatel@lhai.com

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